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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 23, 2000 (except with respect to the matters discussed in Note 14 as to which the date is July 16, 2000) included in Liberate Technologies Form 10-K for the year ended May 31, 2000 and to all references to our Firm included in this registration statement.



                                            /s/ ARTHUR ANDERSEN LLP




San Jose, California
April 18, 2001